Exhibit 99.1

                SBT Bancorp, Inc. Reports Third Quarter
                             2007 Results


    SIMSBURY, Conn.--(BUSINESS WIRE)--Oct. 31, 2007--SBT Bancorp, Inc., (OTCBB: SBTB), holding company for The Simsbury Bank & Trust Company Inc., today announced third quarter 2007 net income increased 20% over second quarter 2007 and 122% over third quarter 2006. Net income was $258,000 or $0.30 per diluted share for the third quarter of 2007, compared to $215,000 or $0.25 per diluted share for the second quarter of 2007 and to $116,000 or $0.14 per diluted share for the third quarter of 2006. Total assets on September 30, 2007 were $205 million.

    SBT Bancorp has now had four consecutive quarters of increased earnings following four quarters of declining earnings brought about by expenses associated with the strategic initiative to expand into neighboring communities, coupled with the impact of operating in a difficult competitive and interest rate environment.

    On September 30, 2007, loans outstanding were $158 million, an increase of $2 million, or 1%, over a year ago. Core deposits (Demand, Savings and NOW accounts) grew by $6 million or 5% over the past twelve months. Total deposits ended the quarter at $183 million, $10 million below their September 30, 2006 level due to the Company's strategy of paying premium interest rates on certificate of deposits only to relationship customers, resulting in a lower cost of funds and an increased net interest margin.

    Total revenues, consisting of net interest and dividend income plus noninterest income, were $2,320,000 in the third quarter compared to $2,192,000 a year ago, an increase of 6%. Net interest and dividend income increased by $108,000, or 6%. Income from fees, services and other sources (noninterest income) increased by $20,000, or 6%, primarily due to an increase in deposit activity.

    The Company's net interest margin (taxable equivalent net interest and dividend income divided by average earning assets) increased by 35 basis point to 4.08% in the third quarter of 2007 from 3.73% in the third quarter of 2006.

    Total noninterest expenses for the third quarter decreased by $93,000, or 5%, compared to a year earlier, primarily due to implementation of several cost control initiatives over the past twelve months.

    For the first nine months of 2007, SBT Bancorp, Inc. earned
$655,000, or $0.76 per diluted share, compared to $598,000, or $0.70 per diluted share, a year earlier.

    "We are encouraged that our relationship oriented approach to business continues to result in higher revenues and profits. Our focus on relationship building has resulted in solid core deposit growth. We are using our CD pricing strategically to satisfy our relationship customer base while not playing the rate shopper game. We remain committed to maintaining the discipline necessary to build our business and earnings each quarter," said Martin J. Geitz, SBT Bancorp, Inc. President & CEO.

    The Simsbury Bank & Trust Company is an independent, locally-controlled, customer-friendly commercial bank for businesses and consumers; the Bank has approximately $205 million in assets. The Bank serves customers through full-service offices in Simsbury, Avon, Bloomfield, Canton and Granby, Connecticut, SBT Online Internet banking at simsburybank.com, free ATM transactions at 2,800 machines throughout the northeastern U.S. via the SUM program in addition to thousands of ATM locations world-wide, and 24 hour telephone banking. The Bank offers investment services through its wholly-owned subsidiary, SBT Investment Services, Inc. The stock of the Bank's parent company, SBT Bancorp, Inc., is traded over-the-counter under the ticker symbol of OTCBB: SBTB. Visit the Bank's website at www.simsburybank.com



                           SBT BANCORP INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

           (Dollars in thousands, except per share amounts)


                         9/30/2007   6/30/2007  12/31/2006  9/30/2006
                        ----------- ----------- ---------- -----------
                        (Unaudited) (Unaudited)            (Unaudited)
ASSETS
------
 Cash and due from
  banks                     $10,289     $10,425    $10,861     $10,121
 Interest-bearing
  deposits with Federal
  Home Loan Bank                 28           5         18          12
 Federal funds
  sold                        2,250       4,300      4,875         300
 Money market mutual
  funds                         218          35         52          23
                        ----------- ----------- ---------- -----------
  Cash and cash
   equivalents               12,785      14,765     15,806      10,456
 Interest-bearing time
  deposits with other
  bank                            0           0          0           0
 Investments in
  available for sale
  securities (at fair
  value)                     29,171      30,781     37,817      42,382
 Federal Home Loan
  Bank Stock, at cost           631         599        668         668
 Loans held-for-
  sale                            0           0        268           0

 Loans outstanding          157,691     158,697    157,211     155,990
  Less allowance for
   loan losses                1,679       1,687      1,698       1,698
                        ----------- ----------- ---------- -----------
         Loans,
          net               156,012     157,010    155,513     154,292
                        ----------- ----------- ---------- -----------

 Premises and
  equipment                   1,292       1,395      1,552       1,588
 Accrued interest
  receivable                    801         873        895         894
 Bank owned life
  insurance                   2,940       2,902      2,827       2,792
 Other assets                 1,583       1,787      1,701       1,784
                        ----------- ----------- ---------- -----------
  Total other assets          6,616       6,957      6,975       7,058
                        ----------- ----------- ---------- -----------

         TOTAL
          ASSETS           $205,215    $210,112   $217,047    $214,856
                        =========== =========== ========== ===========

LIABILITIES AND
 STOCKHOLDERS' EQUITY
---------------------
 Deposits
  Demand deposits           $35,580     $38,682    $38,791     $33,010
  Savings and NOW
   deposits                  85,452      90,750     85,036      82,095
  Time deposits              62,262      61,449     74,575      78,594
                        ----------- ----------- ---------- -----------
      Total
       deposits             183,294     190,881    198,402     193,699

 Federal Home Loan
  Bank advance                2,150           0          0       3,000
 Securities sold under
  agreements to
  repurchase                  1,709       1,737      1,628       1,399
 Other liabilities            1,279       1,173        898         887
                        ----------- ----------- ---------- -----------
      Total
       liabilities          188,432     193,791    200,928     198,985
                        ----------- ----------- ---------- -----------

Stockholder's
 equity:
 Common stock, no par
  value; authorized
  2,000,000 shares;
  issued and
  outstanding 850,896
  shares on 9/30/07;
  849,678 shares on
  6/30/07; 841,991
  shares on 12/31/06;
  841,554 shares on
  9/30/06                     8,860       8,809      8,636       8,597
 Retained earnings            8,118       7,860      7,837       7,718
 Accumulated other
  comprehensive loss          (195)       (348)      (354)       (444)
                        ----------- ----------- ---------- -----------
      Total
       shareholders'
       equity                16,783      16,321     16,119      15,871
                        ----------- ----------- ---------- -----------


      TOTAL LIABILITIES
       AND
       STOCKHOLDERS'
       EQUITY              $205,215    $210,112   $217,047    $214,856
                        =========== =========== ========== ===========




                          SBT BANCORP, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)

         (Dollars in thousands, except for per share amounts)


                                        For the quarter ended
                               ---------------------------------------
                               9/30/2007 6/30/2007 3/31/2007 9/30/2006
                               ========= ========= ========= =========
Interest and dividend income
    Interest and fees on loans    $2,438    $2,379    $2,387    $2,328
    Investment securities            352       383       419       483
    Federal funds sold and
     overnight deposits               50        50        72        38
                               --------- --------- --------- ---------
     Total interest and
      dividend income              2,840     2,812     2,878     2,849
                               --------- --------- --------- ---------

Interest expense
    Deposits                         824       797       897       923
    Repurchase agreements             10         9         7        11
    Federal Home Loan Bank
     advances                         25        16        30        42
                               --------- --------- --------- ---------
     Total interest expense          859       822       934       976
                               --------- --------- --------- ---------

     Net interest and dividend
      income                       1,981     1,990     1,944     1,873
                               --------- --------- --------- ---------

Noninterest income
    Service charges on deposit
     accounts                        102        98        98        87
    Other service charges and
     fees                            144       132       118       121
    Increase in cash surrender
     value of life insurance
     policies                         38        38        37        38
    Gains on loans sold                0         0         0         1
    Investment services fees
     and commissions                  49        61        56        62
    Other income                       6         7         6        10
                               --------- --------- --------- ---------
     Total noninterest income        339       336       315       319
                               --------- --------- --------- ---------

Noninterest expense
    Salaries and employee
     benefits                      1,038     1,024     1,059     1,073
    Premises and equipment           372       384       372       361
    Advertising and promotions        87        96        76        90
    Forms and supplies                23        32        46        48
    Professional fees                107       127       109       107
    Directors fees                    33        35        37        29
    Correspondent charges             47        50        42        52
    Postage                           16        29        24        24
    Other expenses                   223       241       239       255
                               --------- --------- --------- ---------
     Total noninterest expense     1,946     2,018     2,004     2,039
                               --------- --------- --------- ---------

Income before taxes                  374       308       255       153

Income tax provision                 116        93        73        37
                               --------- --------- --------- ---------

Net income                          $258      $215      $182      $116
                               ========= ========= ========= =========

Comprehensive income                $411      $111      $292      $381
                               ========= ========= ========= =========
Net income per share, basic        $0.30     $0.25     $0.21     $0.14
                               ========= ========= ========= =========
Average shares outstanding,
 basic                           849,991   849,528   847,413   841,554
                               ========= ========= ========= =========
Net income per share, assuming
 dilution                          $0.30     $0.25     $0.21     $0.14
                               ========= ========= ========= =========
Average shares outstanding,
 assuming dilution               859,153   859,025   858,195   854,980
                               ========= ========= ========= =========


                                                      Year to date
                                                   -------------------
                                                   9/30/2007 9/30/2006
                                                   ========= =========
Interest and dividend income
    Interest and fees on loans                        $7,204    $6,722
    Investment securities                              1,154     1,386
    Federal funds sold and overnight deposits            172       141
                                                   --------- ---------
     Total interest and dividend income                8,530     8,249
                                                   --------- ---------

Interest expense
    Deposits                                           2,518     2,484
    Repurchase agreements                                 26        25
    Federal Home Loan Bank advances                       71        65
                                                   --------- ---------
     Total interest expense                            2,615     2,574
                                                   --------- ---------

     Net interest and dividend income                  5,915     5,675
                                                   --------- ---------

Noninterest income
    Service charges on deposit accounts                  298       242
    Other service charges and fees                       394       358
    Increase in cash surrender value of life
     insurance policies                                  113       111
    Gains on loans sold                                    0         4
    Investment services fees and commissions             166       130
    Other income                                          19        27
                                                   --------- ---------
     Total noninterest income                            990       872
                                                   --------- ---------

Noninterest expense
    Salaries and employee benefits                     3,121     2,963
    Premises and equipment                             1,129       968
    Advertising and promotions                           259       282
    Forms and supplies                                   101       161
    Professional fees                                    343       288
    Directors fees                                       105       102
    Correspondent charges                                139       151
    Postage                                               68        75
    Other expenses                                       703       698
                                                   --------- ---------
     Total noninterest expense                         5,968     5,688
                                                   --------- ---------

Income before taxes                                      937       859

Income tax provision                                     282       261
                                                   --------- ---------

Net income                                              $655      $598
                                                   ========= =========

Comprehensive income                                    $814      $709
                                                   ========= =========
Net income per share, basic                            $0.77     $0.71
                                                   ========= =========
Average shares outstanding, basic                    848,987   840,987
                                                   ========= =========
Net income per share, assuming dilution                $0.76     $0.70
                                                   ========= =========
Average shares outstanding, assuming dilution        858,788   855,459
                                                   ========= =========



    CONTACT: The Simsbury Bank & Trust Company
             Anthony F. Bisceglio, 860-408-5493
             Fax: 860-408-4679
             EVP & CFO
             abisceglio@simsburybank.com